Ruby Tuesday, Inc. Salary Deferral Plan

           Financial Statements and Supplemental Schedules



               	Years ended December 31, 1996 and 1995




                             Contents

Report of Independent Auditors.................................5

Audited Financial Statements

Statements of Net Assets Available for Benefits................6
Statements of Changes in Net Assets Available for Benefits.....7
Notes to Financial Statements..................................8

Supplemental Schedules

Item 27a - Schedule of Assets Held for Investment Purposes....18
Item 27d - Schedule of Reportable (5%) Transactions...........19



                 	Report of Independent Auditors


Employee Benefits Committee of
 Ruby Tuesday, Inc.

We have audited the accompanying statements of net assets available for benefits of the Ruby Tuesday, Inc. Salary Deferral Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment Purposes as of December 31, 1996, and Reportable (5%) Transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1996 basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1996 basic financial statements taken as a whole.

                                  							/s/ Ernst & Young LLP
							                                      Ernst & Young	LLP
Birmingham, Alabama
June 19, 1997

              Ruby Tuesday, Inc. Salary Deferral Plan

           Statements of Net Assets Available for Benefits



                                                  December 31
                                             1996              1995

Assets
Investments, at fair value:
  Morrison Restaurants Inc.
   common stock                        $          -    $  7,232,750
  Ruby Tuesday, Inc.
   common stock                           1,933,285               -
  Morrison Health Care, Inc.
   common stock                             418,553               -
  Morrison Fresh Cooking, Inc.
   common stock                              82,523               -
  Other equity securities:
   Delaware Group Value Fund              1,500,626       2,257,380
   Templeton Growth Fund                  1,431,147       2,106,823
  Phoenix multi-sector fixed fund         2,268,731               -
                                          7,634,865      11,596,953
Guaranteed investment contracts
  with insurance companies,
  at contract value                       1,638,289      16,138,043
Total investments                         9,273,154      27,734,996

Contributions receivable:
  Participants                              115,970         429,248
  Employer                                   17,379          87,229
                                            133,349         516,477
Dividends and interest receivable             1,564          52,514
Total receivables                           134,913         568,991

Cash                                        236,537       5,865,422
                                          9,644,604      34,169,409

Liabilities
Accrued Expenses                            (30,559)       (264,045)

Net assets available for benefits      $  9,614,045    $ 33,905,364

See accompanying notes.

                Ruby Tuesday, Inc. Salary Deferral Plan

     	Statements of Changes in Net Assets Available for Benefits



                                            Year ended December 31
                                             1996           1995
Net investment income:
  Dividends on Morrison
   Restaurants Inc. common stock       $          -     $   184,651
  Dividends on Morrison Health
   Care, Inc. common stock                   21,430               -
  Dividends on Morrison Fresh
   Cooking, Inc. common stock                 6,120               -
  Other dividends                           319,998         233,300
  Interest                                  288,638       1,589,902
                                            636,186       2,007,853
Administrative expenses                    (119,810)       (216,156)
                                            516,376       1,791,697
Net appreciation (depreciation)
  in fair value of investments              502,123      (4,923,241)
Contributions:
  Participants                            1,616,158       3,661,737
  Employer                                  277,435         725,484
                                          1,893,593       4,387,221

Distributions to participants           (27,203,411)     (8,392,909)
Net deductions                          (24,291,319)     (7,137,232)
Net assets available for benefits
  at beginning of year                   33,905,364      41,042,596
Net assets available for benefits
  at end of year                       $  9,614,045    $ 33,905,364

See accompanying notes.


                	Ruby Tuesday, Inc. Salary Deferral Plan

                    	Notes to Financial Statements

                      	December 31, 1996 and 1995

1. Significant Accounting Policies

The financial statements of the Ruby Tuesday, Inc. Salary Deferral Plan (the Plan) are presented on the accrual basis of accounting.

Investments in common trust funds are stated at fair value based on quoted redemption values on the last business day of the plan year. Ruby Tuesday, Inc. common stock, Morrison Health Care, Inc. common stock and Morrison Fresh Cooking, Inc. are traded on the New York Stock Exchange and are valued at the closing sales price on the last business day of the plan year.

Guaranteed investment contracts are stated at the contract value as determined by the insurance companies. Contract value represents contributions made under the contracts, plus interest at the contract rates, less funds used to pay benefits and the insurance companies' administrative expenses.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Description of the Plan

The Plan was established to provide additional incentive and retirement security for eligible employees of Ruby Tuesday, Inc. and its subsidiaries (the Company).

Effective March 9, 1996, in conjunction with the distribution by Morrison Restaurants Inc. ("MRI") of all the outstanding shares of common stock of its wholly-owned subsidiaries Morrison Fresh Cooking, Inc. ("MFCI") and Morrison Health Care, Inc. ("MHCI"), MRI was reincorporated in Georgia, changed its name to Ruby Tuesday (Georgia), Inc. ("RTI") and the Salary Deferral Plan was renamed the "Ruby Tuesday, Inc. Salary Deferral Plan."

In conjunction with the Distribution, the Company amended the Plan to clarify that the Distribution did not constitute a termination of employment for benefit distribution or other related purposes under the Plan so long as a participant remained continuously employed by RTI, MFCI or MHCI from and after the Distribution Date. Prior to the Distribution Date, MFCI and MHCI adopted the Plan but, effective as of the Distribution Date, MFCI and MHCI withdrew from the Plan and the Plan was renamed the "Ruby Tuesday, Inc. Salary Deferral Plan" thereafter to be maintained for the benefit of RTI employees.

            Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

In accordance with the terms of the Distribution, MFCI and MHCI each established as of the Distribution Date a defined contribution savings plan designed to qualify under Sections 401(a), 401(k) and 4975(e)(7) of the Internal Revenue Code, and to preserve "protective benefits," within the meaning of Section 411(d)(6) of the Internal Revenue Code, accrued by participants under the Plan as of the Distribution Date. Those participants of the Plan who became employees of either MFCI or MHCI as of the Distribution Date were given the opportunity to participate in the Replacement Salary Deferral Plans, with full credit for their service with the Company prior to the Distribution Date for purposes of determining the level of each participant's matching contributions.

As of the Distribution Date, MFCI and MHCI requested that RTI, as successor to the Company, cause a spin-off and transfer from the Salary Deferral Plan trust to each appropriate Replacement Salary Deferral Plan trust an amount in kind equal to the aggregate account balances, as of the date of the transfer, of those Plan participants who, as of the Distribution Date, became employees of the requesting party.

The general administration of the Plan is the responsibility of the Employee Benefits Committee (the Committee) which consists of at least two persons and not more than seven persons appointed by the Board of Directors. Costs of administering the Plan are paid by the Company to the extent not paid by the Trust. The Plan's assets are held by AmSouth Bank of Alabama, trustee for the Plan. Smith Barney Shearson Inc. is the investment advisor for the Plan assets. AmSouth Bank of Alabama and Morley Capital Management, Inc. are the investment managers for Plan assets.

The Plan may be terminated at any time by the Company's Board of Directors. Upon termination, all Company contributions become nonforfeitable and all assets are to be distributed to plan participants or their beneficiaries. Each participant would receive a proportionate share of the remaining assets, as determined by the individual account balances, on the date of termination.

To participate in the Plan, the employee must have completed one year of service, attained the age of 21, and authorized, on a form prescribed by the Committee, the deduction from his pay of the basic contribution as defined by the Plan. Participants may contribute

                  Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

amounts ranging from 2% to 10% of their compensation and specify the various investment alternatives to which the Plan's assets will be directed. Participants contributing a pre-tax contribution of at least 2% may elect to make after-tax contributions not in excess of 10% of annual earnings.

These investment alternatives are:

Short-Term Investment Fund (Money Market Fund)

The investment policy of the short-term investment fund is to invest in income-producing assets with relatively short terms and relatively high security of principal. These assets can include government securities, commercial paper (publicly traded or privately placed), other debt securities, shares of money market mutual funds, units of participation in the Trustee's short-term investment trust, and time deposits or certificates of deposit of any member bank of the Federal Deposit Insurance Corporation.

Equity Fund

The investment policy of the equity fund is to invest in relatively high quality equity assets producing either income or capital appreciation, or both. These assets can include common stocks and similar equity securities (including warrants or rights to subscribe to or securities convertible into stock or securities), shares of mutual funds which invest in common stock and units of participation in the Trustee's general equity fund or that of an investment manager.

Fixed Income Fund

The investment policy of the fixed income fund is to achieve income through investment in income-producing assets with relatively high security of principal. These assets can include guaranteed investment contracts issued by insurance companies, bonds, notes, debentures, mortgages, preferred stocks, interests in leases of either real or


               Ruby Tuesday, Inc. Salary Deferral Plan

2. Description of Plan (continued)

personal property, or both, contracts or other evidences of indebtedness, endowment or annuity contracts, shares of mutual funds, or other tangible or intangible property or interests in property, either real or personal, the income return from which is fixed or limited by the terms of the instrument creating or evidencing the property or interest in property.

Company Stock Fund

The investment policy of the Ruby Tuesday, Inc. stock fund is to allow participants to participate in the profits of the Company. These assets include qualifying employer securities.

In conjunction with the spin-off, two additional funds were set up within the Company Stock Fund to hold shares of MHCI common stock and MFCI common stock. As a result of the Distribution, the Reincorporation and the Reverse Stock Split each holder of MRI common stock became the holder of (i) one share of RTI common stock for every two shares of MRI common stock held of record on the Distribution Record Date (ii) one share of MHCI common stock for every three shares of MRI stock held of record on the Distribution Record Date, and (iii) one share of MFCI common stock for every four shares of MRI common stock held of record on the Distribution Record Date. Participants of the Plan are not allowed to purchase additional shares of MHCI common stock and MFCI common stock.

The Company matches 20% of contributions by participants with 3 to 9 years of service, 30% for participants with 10 to 19 years, and 40% for participants with 20 or more years of service. In January 1990, the Company established a Post-1989 Stock Match Fund. In conjunction with the spin-off the Post-1989 Stock Match Fund was dissolved with matching contributions then being placed immediately in the Company Stock Fund. Matching contributions are invested entirely in RTI common stock.

Participants or their beneficiaries have a 100% vested interest in the value of their respective contributions and employer matching accounts. The basic form of distribution is a single lump sum payment in cash.

             Ruby Tuesday, Inc. Salary Deferral Plan

3. Investments

The Plan's investments are held by a trust fund administered by AmSouth Bank of Alabama except for its guaranteed investment contracts with insurance companies (see Note 6) and its investments in mutual funds which are held by the funds themselves.

The Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value by $502,123 and $(4,923,241) during the years ended December 31, 1996 and 1995, respectively, as follows:

                                           Year Ended December 31
                                             1996            1995

Ruby Tuesday, Inc. common stock       $     15,907    $          -
Morrison Restaurants Inc.
 common stock                                    -      (5,474,054)
Morrison Health Care, Inc.
 common stock                              294,032               -
Morrison Fresh Cooking, Inc.
 common stock                              (89,075)              -
Other securities:
 Delaware Group Value Fund                   4,097         401,149
 Templeton Growth Fund                     124,214         106,597
 Ruby Tuesday GIC Fund                     152,948          43,067
Totals                                $    502,123    $ (4,923,241)

The fair values of individual investments that represent 5% or more of the Plan's net assets at December 31, 1996 and 1995 are as follows:

                                               1996          1995

Ruby Tuesday, Inc. common stock       $  1,933,285    $          -
Morrison Restaurants Inc.
 common stock                                    -       7,232,750
Delaware Group Value Fund                1,500,626       2,257,380
Templeton Growth Fund                    1,431,147       2,106,823
Phoenix Multi-sector Fund                2,268,731               -
Allstate Life Insurance Company,
 guaranteed investment contract                  -       3,660,496
New York Life Insurance Company,
 guaranteed investment contract                  -       2,344,214
Principal Mutual Life Insurance Company,
 guaranteed investment contract                  -       2,677,027
AmSouth Master Money Market account              -       5,865,422


                Ruby Tuesday, Inc. Salary Deferral Plan

3.  Investments (continued)

The Plan's exposure to accounting loss with respect to these financial instruments is limited to the carrying values stated in the Statement of Net Assets Available for Benefits.

4. Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Sections 401(a) and (k) of the Internal Revenue Code (IRC) and, therefore, the Trust is not subject to tax under present income tax law. The Plan is required to operate in conformity with the IRC to maintain its qualification. The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions with Parties-In-Interest

The Company Stock Fund invests primarily in Company stock except as described above. At December 31, 1996 and 1995, this funds held 103,108.53 and 516,625 shares of this stock, respectively, with market values of $1,933,285 or $18.75 per share and $7,232,750 or $14.00 per share, respectively.

6. Guaranteed Investment Contracts with Insurance Companies

The Plan has guaranteed investment contracts with several insurance companies. Deposits made under these contracts earn interest at guaranteed rates between 6.10% and 8.12%. The contracts have various terms relating to the allowance of withdrawals. Each contains provisions for investment loss (surrender) charges which the Plan would have to pay in the event of early withdrawal prior to contract maturity date. The contract values of the individual investments which comprise the total of the guaranteed investment contracts at December 31, 1996 and 1995 are shown on the following page:

            Ruby Tuesday, Inc. Salary Deferral Plan

6. Guaranteed Investment Contracts with Insurance Companies
(continued)

                                            1996          1995
Ohio National Life,
 guaranteed investment contract         $   182,822   $ 1,079,121
Transamerica Occidental Life,
 guaranteed investment contract             175,607     1,046,594
Allstate Life Insurance Company,
 guaranteed investment contract #GA-5050          -     3,631,373
New York Life Insurance Company,
 guaranteed investment contract             373,854     2,225,413
Principal Mutual Life Insurance Company,
 guaranteed investment contract             221,122     2,631,504
First Wisconsin National Bank,
 guaranteed investment contract                   -       671,364
Hartford Life Insurance Company,
 guaranteed investment contract             187,134     1,110,946
State Mutual Life Insurance Company,
 guaranteed investment contract             184,744     1,100,119
Protective Life Insurance Company,
 guaranteed investment contract             184,312     1,093,429
Life Insurance of Virginia,
 guaranteed investment contract             128,694     1,548,180
Totals                                 $  1,638,289  $ 16,138,043

The average yield on the contracts for the years ended December 31, 1996 and December 31, 1995 was 6.56% and 7.94%, respectively.

The fair value of the contracts determined using the sum of the present values of each of the contracts' projected cash flows, discounted at the December 31, 1996 rates based on current yields of similar investments with comparable durations approximates the contract value of the contracts at December 31, 1996.


                         Ruby Tuesday, Inc. Salary Deferral Plan

                       	Notes to Financial Statements (continued)

7. Investment Programs

The allocation of Plan assets and liabilities to the separate investment programs at December 31, 1996 and 1995 was as follows:

                                                 Short-term                  Fixed          Company
                                                 Investment    Equity        Income          Stock
                                                    Fund        Fund          Fund           Fund          Total
December 31, 1996
Assets
Investments, at fair value:
  Ruby Tuesday, Inc. common stock            $          -  $          -  $          -   $  1,933,285  $  1,933,285
  Morrison Health Care, Inc. common stock               -             -             -        418,553       418,553
  Morrison Fresh Cooking, Inc. common stock             -             -             -         82,523        82,523
  Other equity securities:
    Templeton Growth Fund                               -     1,431,147             -              -     1,431,147
    Delaware Group Fund                                 -     1,500,626             -                    1,500,626
  Phoenix Multi-sector bond fund                        -             -     2,268,731             -     2,268,731
Guaranteed investment contracts,
  at contract value                                     -             -     1,638,289             -     1,638,289

Total Investments                                       -     2,931,773     3,907,020     2,434,361     9,273,154

Contributions receivable:
  Participants                                          -             -       115,970             -       115,970
  Employer                                              -             -        17,379             -        17,379
                                                        -             -       133,349             -       133,349
Dividends and interest receivable                     805             -           759             -         1,564
Cash                                              207,267       (38,109)       29,255        38,124       236,537

Liabilities to the Plan                              (626)       (7,031)      (13,136)       (9,766)      (30,559)
Net assets available for benefits            $    207,446  $  2,886,633  $  4,057,247   $ 2,462,719   $ 9,614,045


                         Ruby Tuesday, Inc. Salary Deferral Plan

                        	Notes to Financial Statements (continued)

7. Investment Programs (continued)
                                               Short-term                      Fixed        Company
                                               Investment       Equity        Income         Stock
                                                 Fund            Fund          Fund          Fund         Total
December 31, 1995
Assets
Investments, at fair value:
  Morrison Restaurants Inc. common stock     $          -  $          -  $     17,584  $  7,215,166   $  7,232,750
  Other equity securities:
    Templeton Growth Fund                               -     2,106,823             -             -      2,106,823
    Delaware Group Fund                                 -     2,257,380             -             -      2,257,380
Guaranteed investment contracts,
  at contract value                                     -             -    16,138,043             -     16,138,043

Total Investments                                       -     4,364,203    16,155,627     7,215,166     27,734,996

Contributions receivable:
  Participants                                     22,885        73,255       146,627       186,481        429,248
  Employer                                              -             -             -        87,229         87,229
                                                   22,885        73,255       146,627       273,710        516,477
Dividends and interest receivable                   4,836        28,605        19,073             -         52,514
Cash                                            1,101,102       133,931     4,299,647       330,742      5,865,422

Liabilities to the Plan                            (2,385)      (91,163)     (115,493)      (55,004)      (264,045)
Net assets available for benefits            $  1,126,438  $  4,508,831  $ 20,505,481   $ 7,764,614   $ 33,905,364

                         Ruby Tuesday, Inc. Salary Deferral Plan

                        Notes to Financial Statements (continued)

7. Investment Programs (continued)

Changes in net assets available for benefits for each of the two years in the period ended December 31,
1996 were allocated to separate investment programs as follows:
                                                  Money                        Fixed       Company      Post-1989
                                                 Market        Equity         Income        Stock      Stock Match
                                                  Fund          Fund           Fund          Fund          Fund         Total

Net Assets available for benefits at
 December 31, 1994                           $  1,383,311  $  3,875,145  $ 22,204,609  $  9,173,906  $  4,405,625  $ 41,042,596
Dividends on Morrison Restaurants Inc.
 common stock                                           -             -           142       153,655        30,854       184,651
Other dividends                                         -       233,300             -             -             -       233,300
Interest income                                    64,836        31,333     1,489,689         2,965         1,079     1,589,902
Administrative expenses                            (7,590)      (24,357)     (129,153)      (50,833)       (4,223)     (216,156)
Net appreciation (depreciation) in
 fair value of investments                              -       507,746        42,024    (3,720,471)   (1,752,540)   (4,923,241)
Contributions:
  Participants                                    188,769       464,848     1,343,096     1,665,024             -     3,661,737
  Employer                                              -             -             -       564,120       161,364       725,484
Withdrawals by participants                      (484,265)   (1,012,766)   (4,487,041)   (1,821,272)     (587,565)   (8,392,909)
Interfund transfers                               (18,623)      433,582        42,115     1,797,520    (2,254,594)            -
Net assets available for benefits at
  December 31, 1995                             1,126,438     4,508,831    20,505,481     7,764,614             -    33,905,364
Dividends on common stock:
  Ruby Tuesday, Inc.                                    -             -             -             -             -             -
  Morrison Health Care, Inc.                            -             -             -        21,430             -        21,430
  Morrison Fresh Cooking, Inc.                          -             -             -         6,120             -         6,120
Other dividends                                         -       319,945            53             -             -       319,998
Interest income                                    17,191       (28,552)      299,999             -             -       288,638
Administrative expenses                            (2,980)      (28,469)      (44,411)      (43,950)            -      (119,810)
Net appreciation (depreciation) in
 fair value of investments                              -       128,311       152,948       220,864             -       502,123
Contributions:
  Participants                                          -             -     1,616,158             -             -     1,616,158
  Employer                                              -             -       277,435             -             -       277,435
Distributions to participants                    (880,996)   (2,628,120)  (18,749,686)   (4,944,609)            -   (27,203,411)
Interfund transfers                               (52,207)      614,687          (730)     (561,750)            -             -
Net assets available for benefits at
  December 31, 1996                          $    207,446  $  2,886,633  $  4,057,247  $  2,462,719   $         -  $  9,614,045

There were 941 active participants in the Plan at December 31, 1996.

Supplemental Schedules

               	Ruby Tuesday, Inc. Salary Deferral Plan

 	Schedule 27a - Schedule of Assets Held for Investment Purposes

                           	December 31, 1996


Identity of Issuer,
Borrower, Lessor or         Description of                   Current
   Similar Party              Investment          Cost        Value

Investments
Ruby Tuesday, Inc.           103,108.53 shares
                             of common stock    $ 2,162,186   $ 1,933,285
Morrison Health Care, Inc.   28,376.47 shares
                             of common stock        368,894       418,553
Morrison Fresh Cooking, Inc. 17,862.12 shares
                             of common stock        169,154        82,523
Other equity securities:
 Delaware Group Value Fund   65,415.26 units of
                             equity fund          1,379,608     1,500,626
 Templeton Growth Fund       73,241.91 shares of
                             growth fund          1,227,534     1,431,147
Phoenix multi-sector
 fixed fund                  168,178.72 units of
                             bond fund            2,226,686     2,268,731
                                                  7,534,062     7,634,865
Guaranteed investment
 contracts with insurance
  companies, at contract
   value:
 Ohio National Life        Guaranteed investment
                            contract                182,822       182,822
 Transamerica Occidental   Guaranteed investment
  Life                      contract                175,607       175,607
 Principal Mutual Life     Guaranteed investment
  Insurance Company         contract                221,122       221,122
 New York Life Insurance   Guaranteed investment
  Company                   contract                373,854       373,854
 Hartford Life Insurance   Guaranteed investment
  Company                   contract                187,134       187,134
 State Mutual Life         Guaranteed investment
  Insurance Company         contract                184,744       184,744
 Protective Life Insurance Guaranteed investment
  Company                   contract                184,312       184,312
 Life Insurance of         Guaranteed investment
  Virginia                  contract                128,694       128,694
                                                  1,638,289     1,638,289
 Totals                                      $    9,172,351  $  9,273,154


Cash
AmSouth Bank of Alabama    Master money market
                            account          $      236,537  $    236,537


                  Ruby Tuesday, Inc. Salary Deferral Plan

              Item 27d - Schedule of Reportable (5%) Transactions

                          Year Ended December 31, 1996
                                                                                                             Current Value
                                                                                                              of Asset on
                                                      Purchase        Selling        Cost of    Transaction    Net Gain
Identity of Party Involved   Description of Assets     Price          Price          Asset         Date        or (Loss)

ASO Outlook Group Prime
 Obligation                  Money market account  $  6,435,188  $          -    $  6,435,188  $  6,435,188  $        -

ASO Outlook Group Prime
 Obligation                  Money market account             -      7,596,975      7,596,975     7,596,975           -

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